Exhibit 6.5

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of , by and among Spirits Capital Corporation, a Delaware corporation, (the “Company”) and the purchaser identified on the signature page hereto (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser wish to purchase, and the Company wishes to issue and sell common stock of the Company at the price of $0.001 per share, upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:.

Article I

PURCHASE AND SALE

1.1 Closing.

(a) At closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(b) at closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company, attached hereto as Exhibit A.

Article II

REPRESENTATIONS AND WARRANTIES

(a) Organization, Good Standing and Qualification. The Company is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement.

(c) Issuance of the Securities. This Agreement and the securities, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or federal or state securities laws.

Article III

OTHER AGREEMENTS OF THE PARTIES

3.1 Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws.

Article IV

MISCELLANEOUS

4.1 Notices. The address for notices and communications shall be as set forth on the signature pages attached hereto.

4.2 Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, managers, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Orange County, California.

4.3 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

4.4 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPIRITS CAPITAL CORP.

By:
Name:	Todd Sanders
Title:	Chief Executive Officer

[SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Date:

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

E-mail Address of for Notices:

Address for Notices to Purchaser:

Subscription Amount:

Number of Securities:

EXHIBIT A

SPIRITS GLOBAL, INC

BANK INSTRUCTIONS

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